Exhibit 5

[Calfee, Halter & Griswold LLP Letterhead]

April 30, 2015

The Gorman-Rupp Company

600 South Airport Road

Mansfield, Ohio 44903

We are familiar with the proceedings taken and proposed to be taken by The Gorman-Rupp Company, an Ohio corporation (the “Company”), with respect to 1,000,000 shares of the Company’s Common Shares, without par value (the “Shares”), to be offered and sold from time to time pursuant to The Gorman-Rupp Company 2015 Omnibus Incentive Plan (the “Plan”). As counsel for the Company, we have assisted in preparing a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

In connection therewith, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ CALFEE, HALTER & GRISWOLD LLP

CALFEE, HALTER & GRISWOLD LLP